EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-79703, 333-61178, 333-84406, 333-118428, 333-119518, and 333-143774); Form S-3 (Nos. 333-97057 and 333-156142) and Form S-3ASR (Nos. 333-143176) of UCBH Holdings, Inc. of our report dated February 28, 2008 relating to the financial statements which appears in this Form 8-K.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 16, 2009